As filed with the Securities and Exchange Commission on April 4, 2016

Registration No. 333-27059

Registration No. 333-27101

Registration No. 333-27103

Registration No. 333-71391

Registration No. 333-54556

Registration No. 333-54520

Registration No. 333-60096

Registration No. 333-103616

Registration No. 333-103617

Registration No. 333-111375

Registration No. 333-111376

Registration No. 333-111377

Registration No. 333-116767

Registration No. 333-125086

Registration No. 333-131620

Registration No. 333-148598

Registration No. 333-149274

Registration No. 333-158890

Registration No. 333-159519

Registration No. 333-159520

Registration No. 333-192187

Registration No. 333-195830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-27059

FORM S-8 REGISTRATION STATEMENT NO. 333-27101

FORM S-8 REGISTRATION STATEMENT NO. 333-27103

FORM S-8 REGISTRATION STATEMENT NO. 333-71391

FORM S-8 REGISTRATION STATEMENT NO. 333-54556

FORM S-8 REGISTRATION STATEMENT NO. 333-54520

FORM S-8 REGISTRATION STATEMENT NO. 333-60096

FORM S-8 REGISTRATION STATEMENT NO. 333-103616

FORM S-8 REGISTRATION STATEMENT NO. 333-103617

FORM S-8 REGISTRATION STATEMENT NO. 333-111375

FORM S-8 REGISTRATION STATEMENT NO. 333-111376

FORM S-8 REGISTRATION STATEMENT NO. 333-111377

FORM S-8 REGISTRATION STATEMENT NO. 333-116767

FORM S-8 REGISTRATION STATEMENT NO. 333-125086

FORM S-8 REGISTRATION STATEMENT NO. 333-131620

FORM S-8 REGISTRATION STATEMENT NO. 333-148598

FORM S-8 REGISTRATION STATEMENT NO. 333-149274

FORM S-8 REGISTRATION STATEMENT NO. 333-158890

FORM S-8 REGISTRATION STATEMENT NO. 333-159519

FORM S-8 REGISTRATION STATEMENT NO. 333-159520

FORM S-8 REGISTRATION STATEMENT NO. 333-192187

FORM S-8 REGISTRATION STATEMENT NO. 333-195830

UNDER

THE SECURITIES ACT OF 1933

NATIONAL PENN BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2215075
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Address, including ZIP Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

National Penn Bancshares, Inc. 1997 Employee Stock Purchase Plan

National Penn Bancshares, Inc. Directors’ Fee Plan

National Penn Bancshares, Inc. Officers’ and Key Employees’ Stock Compensation Plan

National Penn Bancshares, Inc. Elverson Substitute Stock Option Plan

National Penn Bancshares, Inc. Community Non-Employee Director Substitute Stock Option Plan

National Penn Bancshares, Inc. Community Employee Substitute Stock Option Plan

National Penn Bancshares, Inc. FirstService Non-Employee Directors Substitute Stock Option Plan

National Penn Bancshares, Inc. FirstService Substitute Incentive Stock Option Plan

National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 1999 Option Plan

National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Employee Stock Option Plan

National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Non-Employee Directors Stock Option Plan

National Penn Bancshares, Inc. Peoples First, Inc. Substitute 2001 Stock Option Plan

National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan

National Penn Bancshares, Inc. Nittany Financial Corp. Substitute Stock Option Plan

National Penn Bancshares, Inc. Christiana Bank & Trust Company Consolidated Substitute Stock Option Plan

National Penn Bancshares, Inc. KNBT Bancorp, Inc. Consolidated Substitute Stock Option Plan

National Penn Bancshares, Inc. Capital Accumulation Plan

National Penn Bancshares, Inc. Employee Stock Purchase Plan

2014 Long Term Incentive Compensation Plan

(Full Title of Plans)

Robert J. Johnson, Jr., Esq.

Senior Executive Vice President, General Counsel,

Secretary and Chief Corporate Governance Officer

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

(336) 733-2000

(Name, Address, including ZIP Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by National Penn Bancshares, Inc., a Pennsylvania corporation (“National Penn”), on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-27059, originally filed with the Securities and Exchange Commission (the “SEC”) on May 14, 1997, which registered the offer and sale of 250,000 shares of National Penn’s common stock (“Shares”) and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. 1997 Employee Stock Purchase Plan;

•	Registration Statement No. 333-27101, originally filed with the SEC on May 14, 1997, which registered the offer and sale of 25,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Directors’ Fee Plan;

•	Registration Statement No. 333-27103, originally filed with the SEC on May 14, 1997, which registered the offer and sale of 750,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Officers’ and Key Employees’ Stock Compensation Plan;

•	Registration Statement No. 333-71391, originally filed with the SEC on January 29, 1999, which registered the offer and sale of 65,248 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Elverson Substitute Stock Option Plan;

•	Registration Statement No. 333-54556, originally filed with the SEC on January 29, 2001, which registered the offer and sale of 5,670 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Community Non-Employee Director Substitute Stock Option Plan;

•	Registration Statement No. 333-54520, originally filed with the SEC on January 29, 2001, which registered the offer and sale of 13,514 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Community Employee Substitute Stock Option Plan;

•	Registration Statement No. 333-60096, originally filed with the SEC on May 3, 2001, which registered the offer and sale of 1,000,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Officers’ and Key Employees’ Stock Compensation Plan;

•	Registration Statement No. 333-103616, originally filed with the SEC on March 5, 2003, which registered the offer and sale of 326,998 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. FirstService Non-Employee Directors Substitute Stock Option Plan;

•	Registration Statement No. 333-103617, originally filed with the SEC on March 5, 2003, which registered the offer and sale of 316,171 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. FirstService Substitute Incentive Stock Option Plan;

•	Registration Statement No. 333-111375, originally filed with the SEC on December 19, 2003, which registered the offer and sale of 226,011 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 1999 Option Plan;

•	Registration Statement No. 333-111376, originally filed with the SEC on December 19, 2003, which registered the offer and sale of 83,784 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Employee Stock Option Plan;

•	Registration Statement No. 333-111377, originally filed with the SEC on December 19, 2003, which registered the offer and sale of 24,377 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Non-Employee Directors Stock Option Plan;

•	Registration Statement No. 333-116767, originally filed with the SEC on June 23, 2004, which registered the offer and sale of 107,270 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Peoples First, Inc. Substitute 2001 Stock Option Plan;

•	Registration Statement No. 333-125086, originally filed with the SEC on May 20, 2005, which registered the offer and sale of 4,000,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan;

•	Registration Statement No. 333-131620, originally filed with the SEC on February 7, 2006, which registered the offer and sale of 85,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Nittany Financial Corp. Substitute Stock Option Plan;

•	Registration Statement No. 333-148598, originally filed with the SEC on January 10, 2008, which registered the offer and sale of 872,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Christiana Bank & Trust Company Consolidated Substitute Stock Option Plan;

•	Registration Statement No. 333-149274, originally filed with the SEC on February 15, 2008, which registered the offer and sale of 2,200,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. KNBT Bancorp, Inc. Consolidated Substitute Stock Option Plan;

•	Registration Statement No. 333-158890, originally filed with the SEC on April 29, 2009, which registered the offer and sale of 2,000,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Capital Accumulation Plan;

•	Registration Statement No. 333-159519, originally filed with the SEC on May 28, 2009, which registered the offer and sale of 1,000,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-159520, originally filed with the SEC on May 28, 2009, which registered the offer and sale of 1,000,000 Shares and associated stock purchase rights issuable pursuant to the National Penn Bancshares, Inc. Directors’ Fee Plan;

•	Registration Statement No. 333-192187, originally filed with the SEC on November 8, 2013, which registered the offer and sale of 2,000,000 Shares issuable pursuant to the National Penn Bancshares, Inc. Capital Accumulation Plan; and

•	Registration Statement No. 333-195830, originally filed with the SEC on May 9, 2014, which registered the offer and sale of 3,182,488 Shares issuable pursuant to the 2014 Long Term Incentive Compensation Plan.

National Penn is filing this Post-Effective Amendment to the Registration Statements to withdraw and remove any unissued and unsold securities issuable by National Penn pursuant to the above-referenced Registration Statements.

On April 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of August 17, 2015 (the “Agreement”), by and between BB&T Corporation, a North Carolina corporation (“BB&T”), and National Penn, National Penn merged with and into BB&T, with BB&T continuing as the surviving corporation.

As a result of the consummation of the transactions contemplated by the Agreement, National Penn has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. In accordance with an undertaking made by National Penn in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, National Penn hereby removes and withdraws from registration all such securities of National Penn registered under the Registration Statements that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on April 4, 2016. No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

BB&T CORPORATION
as successor by merger to National Penn Bancshares, Inc.

By:	/s/ Daryl N. Bible
	Name:	Daryl N. Bible
	Title:	Senior Executive Vice President and Chief Financial Officer